Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2018 Results

SEATTLE – February 13, 2019-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced its financial results for the fourth quarter and full year ended December 31, 2018.

Q4 and Full Year 2018 Financial Highlights

•	Revenue was $23.1 million for the fourth quarter of 2018, compared to $21.8 million for the fourth quarter of 2017. Revenue was $85.3 million for 2018, compared to $90.3 million for 2017.
•

Core analytics revenue was $10.9 million for the fourth quarter of 2018, compared to $7.4 million for the fourth quarter of 2017.  Core analytics revenue was $35.4 million for 2018, compared to $29.4 million for 2017.

•

Net loss applicable to common stockholders was $0.6 million for the fourth quarter of 2018 or $0.01 per diluted share, compared to a net loss of $0.8 million or $0.02 per diluted share for the fourth quarter of 2017. Net loss applicable to common stockholders was $2.7 million for 2018 or $0.06 per diluted share, compared to a net loss of $6.4 million or $0.15 per diluted share for 2017.

	Q4 2017		Q4 2018		FY 2017		FY 2018
Revenue	$21.8	million	$23.1	million	$90.3	million	$85.3	million
Net cash provided by operating activities	$0.0	million	$1.0	million	$1.7	million	$5.1	million
Cash Balance	$104	million	$45	million
Non-GAAP Results[1]:
Adjusted EBITDA	$1.0	million	$1.2	million	$1.0	million	$2.2	million

•

Adjusted non-GAAP income (loss) per share[1] for the fourth quarter of 2018 was $0.02, compared to $0.01 for the fourth quarter of 2017. Adjusted non-GAAP income (loss) per share[1] for 2018 was $0.00, compared to ($0.03) for 2017.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Strategic Priorities Update

Grow New and Existing Client Relationships. In the fourth quarter, with the addition of Callcap and Telmetrics, Marchex added more than 300 new clients, including enterprise brands in verticals like Auto, Healthcare, Home Services, Telecommunications and Small and Medium-Sized Business Resellers.

Accelerate Product Innovation. In 2018, Marchex expanded its conversational data footprint to more than one billion minutes of consumer-to-business conversations.  This foundational asset gives Marchex one of the largest data sets to leverage as a building block for innovation in developing new sales acceleration solutions to help businesses grow.

During the year, the company significantly grew its data science organization and also launched the Marchex Innovation Development (MIND) Lab, a new research and development group, to support product innovation and help businesses engage and nurture customer relationships across communications channels, including voice and text. The MIND Lab is incubating new technologies and products utilizing Marchex’s continuing investment in speech technology, artificial intelligence, personalized customer solutions and conversational analytics. Marchex appointed Dr. Junmei Zhong, a pioneer in artificial intelligence (AI) and natural language processing (NLP), as the Company’s Chief AI Scientist.

Expanded conversational analytics leadership with the acquisition of Callcap. In addition to the company’s previously announced acquisition of Telmetrics, in November, Marchex announced the acquisition of Callcap, a leading call monitoring and analytics company. With the addition of Callcap, Marchex adds a team that specializes in call monitoring and analytics solutions for more than twelve industry verticals, including home services, healthcare, automotive, and telecommunications. Callcap’s innovative technology powers complex, custom evaluations of millions of calls each month, providing deep insights into consumer and business conversations with numerous integrations into the call center environments of many franchise businesses.

“In 2018, we made considerable progress in building a leading conversation analytics company through a combination of product innovation, customer progress and strategic initiatives, which is helping to accelerate our growth,” said Mike Arends, Chief Financial Officer. “In 2019, we expect to leverage our industry leading conversational data assets based on hundreds of millions of consumers-to-businesses conversations to introduce new sales acceleration solutions that solve critical pain points for our customers.  As we expand to include new communication channels across voice and text, we will continue to invest in our artificial intelligence and data science initiatives to create more long-term growth opportunities for Marchex.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of February 13, 2019.

•	For the first quarter, the Company anticipates $12.5 million or more in Marchex’s core analytics revenue, representing a more than 50% increase year-over-year.
•	For the first quarter, the Company anticipates seeing stabilization or potentially a modest increase in revenue related to Marchex’s marketplace products as compared to the fourth quarter 2018.

Financial Guidance for the First Quarter ending March 31, 2019

Total Revenue	$25 million or more
Income (loss) from operations	($3) million or better
Adjusted OIBA[1,2]	breakeven or better
Adjusted EBITDA[1,2]	$1 million or better

2  First quarter GAAP income (loss) from operations is expected to be ($3) million or better, assuming stock-based compensation and amortization of intangibles between $2.8 and $3 million for the quarter.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Wednesday February 13, 2019 to discuss its fourth quarter and year ended December 31, 2018 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of February 13, 2019 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share. Marchex also provides Enterprise Revenue, which represents revenue excluding Yellowpages.com LLC (“YP”) revenue generating contracts and, subsequent to Dex Media, Inc.’s acquisition of YP (collectively “DexYP”), DexYP revenue generating contracts.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions, and acquisition related costs. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense and acquisition related costs. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and Adjusted EBITDA and Enterprise Revenue to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition related costs, (3) interest and other income (expense), and (4) amortization of intangible assets from acquisitions. Financial analysts and investors may use Adjusted non-

GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Revenue	$21,847	$23,131	$90,291	$85,251
Expenses:
Service costs (1)	11,649	12,720	49,339	47,804
Sales and marketing (1)	3,577	3,513	15,652	13,788
Product development (1)	4,285	4,041	18,094	15,423
General and administrative (1)	2,999	2,798	13,567	10,881
Amortization of intangible assets from acquisitions	—	781	—	781
Acquisition related costs	—	352	—	462
Total operating expenses	22,510	24,205	96,652	89,139
Loss from operations	(663)	(1,074)	(6,361)	(3,888)
Interest income and other, net	182	249	316	1,054
Loss before provision for income taxes	(481)	(825)	(6,045)	(2,834)
Income tax expense (benefit)	5	(188)	42	(156)
Net loss	(486)	(637)	(6,087)	(2,678)
Dividends applicable to participating securities	(355)	—	(355)	—
Net loss applicable to common stockholders	$(841)	$(637)	$(6,442)	$(2,678)

Basic and diluted net loss per Class A share applicable to common stockholders	$(0.02)	$(0.01)	$(0.16)	$(0.06)
Basic and diluted net loss per Class B share applicable to common stockholders	$(0.02)	$(0.01)	$(0.15)	$(0.06)
Dividends per share	$0.50	$—	$0.50	$—
Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	5,056	5,056	5,056	5,056
Class B	37,930	37,823	37,657	37,389
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	5,056	5,056	5,056	5,056
Class B	42,987	42,880	42,713	42,446

(1) Includes stock-based compensation allocated as follows:
Service costs	$130	$97	$515	$435
Sales and marketing	246	152	1,014	563
Product development	182	80	679	356
General and administrative	539	376	2,389	1,686
Total	$1,097	$705	$4,597	$3,040

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$104,190	$45,230
Accounts receivable, net	14,860	15,486
Prepaid expenses and other current assets	2,041	3,369
Total current assets	121,091	64,085
Property and equipment, net	2,405	2,921
Other assets, net	326	917
Goodwill	—	24,692
Intangible assets from acquisitions, net	—	20,697
Total assets	$123,822	$113,312
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,928	$5,968
Accrued expenses and other current liabilities	5,585	7,195
Deferred revenue and deposits	313	1,782
Dividends payable	21,907	—
Total current liabilities	32,733	14,945
Other non-current liabilities	1,090	3,341
Total liabilities	33,823	18,286
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	387	370
Additional paid-in capital	343,268	350,801
Accumulated deficit	(253,709)	(256,198)
Total stockholders’ equity	89,999	95,026
Total liabilities and stockholders’ equity	$123,822	$113,312

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income Before Amortization (OIBA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Loss from operations	$(663)	$(1,074)	$(6,361)	$(3,888)
Stock-based compensation	1,097	705	4,597	3,040
Amortization of intangible assets from acquisitions	—	781	—	781
Acquisition related costs	—	352	—	462
Adjusted operating income before amortization (Adjusted OIBA)[1]	$434	$764	$(1,764)	$395

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Net cash provided by operating activities	$0	$989	$1,692	$5,051
Changes in assets and liabilities	1,136	317	(392)	(2,092)
Income tax expense (benefit)	5	(188)	42	(156)
Acquisition related costs	—	352	—	462
Interest income and other, net	(182)	(249)	(316)	(1,054)
Adjusted EBITDA[1]	$959	$1,221	$1,026	$2,211

Net cash used in investing activities	$(288)	$(34,407)	$(1,577)	$(36,563)

Net cash provided by (used in) financing activities	$101	$43	$125	$(27,448)

[1]	Includes reorganization costs of approximately $700,000 in Q1 2017.

Revenue Reconciliations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Revenue	$21,847	$23,131	$90,291	$85,251
Less: YP or DexYP Revenue	4,197	6,431	19,013	19,914
Enterprise Revenue[2]	$17,650	$16,700	$71,278	$65,337

[2]

Enterprise Revenue represents total revenue less revenue generated from contracts with YP, and for the 2018 period, total revenue less revenue generated from contracts with YP and Dex Media, Inc. (collectively “DexYP”). In 2017, Dex Media, Inc. acquired YP Holdings LLC, which is the parent company of YP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Core Analytics revenue[3]	$7,385	$10,860	$29,406	$35,390
Marketplace, Local Leads, and other analytics[4]	14,462	12,271	60,885	49,861
Total Revenue	$21,847	$23,131	$90,291	$85,251

[3]	Core analytics revenue includes revenue from analytics customers, including those that are purchasing or buying products derived from the company’s speech technology platform.
[4]

Includes revenue from marketplace, local leads and from tests, consulting services or other analytics revenues that may continue for a limited time but are not anticipated to continue in future periods.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Income (Loss) per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Adjusted Non-GAAP income (loss) per share	$0.01	$0.02	$(0.03)	$0.00

Net loss per Class B share applicable to common stockholders - diluted (GAAP loss per share)	$(0.02)	$(0.01)	$(0.15)	$(0.06)
Shares used to calculate diluted net loss per share applicable to common stockholders	42,987	42,880	42,713	42,446

Net loss applicable to common stockholders	$(841)	$(637)	$(6,442)	$(2,678)
Stock-based compensation	1,097	705	4,597	3,040
Acquisition related costs	—	352	—	462
Amortization of intangible assets from acquisitions	—	781	—	781
Interest (income) expense and other, net	(182)	(249)	(316)	(1,054)
Dividends applicable to participating securities	355	—	355	—
Estimated impact of income taxes	(151)	(231)	575	(350)
Adjusted Non-GAAP net income (loss)	$278	$721	$(1,231)	$201
Adjusted Non-GAAP income (loss) per share	$0.01	$0.02	$(0.03)	$0.00

Shares used to calculate diluted net loss per Class B share applicable to common stockholders (GAAP)	42,987	42,880	42,713	42,446
Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	339	274	—	301
Diluted shares used to calculate Adjusted Non-GAAP income (loss) per share [1]	43,326	43,154	42,713	42,747

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.